Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated 25 October, 2019 with respect to the consolidated financial statements included in the Annual Report of Immuron Limited on Form 20-F for the year ended June 30, 2019.

We consent to the incorporation by reference of the said report in Registration Statement of Immuron Limited on Form F-3 (File No. 333-230762) and Form F-1 (File No. 333-215204).

/s/ GRANT THORNTON

Grant Thornton Audit Pty Ltd

Melbourne, 25 October 2019